EXHIBIT 99.1
CRESCENT ANNOUNCES THIRD QUARTER 2006 RESULTS
Company is Reviewing Strategic Alternatives
FORT WORTH, TEXAS, November 7, 2006—Crescent Real Estate Equities Company (NYSE:CEI) today announced results for the third quarter of 2006. Net income available to common shareholders for the three months ended September 30, 2006, was $1.3 million, or $0.01 per share (diluted). These compare to net income available to common shareholders of $71.6 million, or $0.71 per share (diluted), for the three months ended September 30, 2005. Net loss available to common shareholders for the nine months ended September 30, 2006, was ($16.5) million, or ($0.16) per share (diluted). These compare to net income available to common shareholders of $48.8 million, or $0.49 per share (diluted) for the nine months ended September 30, 2005.
Funds from operations available to common shareholders — diluted, as adjusted to exclude impairment charges and debt extinguishment charges related to the sale of real estate assets and to include promoted interests related to the sale of investment in unconsolidated companies (“FFO, as adjusted”), was $34.1 million, or $0.28 per share and equivalent unit, for the three months ended September 30, 2006, compared to $22.8 million, or $0.19 per share and equivalent unit, for the three months ended September 30, 2005. FFO, as adjusted, for the nine months ended September 30, 2006, was $90.4 million, or $0.74 per share and equivalent unit, compared to $84.8 million, or $0.72 per share and equivalent unit for the nine months ended September 30, 2005. Crescent provides this calculation of FFO, as adjusted, because management utilizes it in making operating decisions and assessing performance, and to assist investors in assessing Crescent’s operating performance. Funds from operations available to common shareholders — diluted, calculated in accordance with the NAREIT definition (“FFO”), was $19.3 million, or $0.16 per share and equivalent unit, for the three months ended September 30, 2006, compared to $22.5 million, or $0.19 per share and equivalent unit, for the three months ended September 30, 2005. FFO for the nine months ended September 30, 2006, was $75.5 million, or $0.62 per share and equivalent unit, compared to $84.1 million, or $0.71 per share and equivalent unit, for the nine months ended September 30, 2005. Both uses of FFO are non-GAAP financial measures, and as such, are reconciled to net income in the documents accompanying this press release. The definitions of FFO and FFO, as adjusted, are set forth in this press release in the section labeled “Funds From Operations.”
REVIEW OF STRATEGIC ALTERNATIVES
During 2006, the Company has conducted an extensive review of its strategic alternatives, and in late August received an offer to purchase certain of its assets. The Company’s Board of Trust Managers established a special committee of independent trust managers to assist in its consideration of strategic alternatives and to respond to the offer that was received. The Special Committee hired an independent investment banker and counsel to assist with its review. The Special Committee has rejected the offer received, and the Company is continuing to review its strategic alternatives. The Company does not expect to make any further announcements or provide any further updates regarding its strategic review until the review has been completed or an announcement is otherwise required by federal securities laws.
Due to its review of strategic alternatives, the Company will not provide further earnings guidance until the review process has been completed. Accordingly, the Company withdraws its previously disclosed 2006 FFO guidance and 2007 FFO target. In addition, the Company’s ability to meet its prior 2006 FFO guidance will be dependent on the occurrence of several significant events, none of which is certain.

BUSINESS SECTOR REVIEW
Office Segment (56% of Gross Book Value of Real Estate Assets as of September 30, 2006)
Operating Results
Crescent reports operating statistics in this press release assuming 100% ownership without adjusting for joint-venture interests. Crescent owned and managed, through its subsidiaries and joint ventures, 29.8 million square feet at September 30, 2006, including 14.0 million square feet of office properties in joint ventures.
- Same-store NOI -
Office property same-store net operating income (“NOI”) declined (1.1%) for the three months ended September 30, 2006, from the same period in 2005, for the 26.8 million square feet of office property space owned during both periods. Average economic occupancy for these same-store properties for the three months ended September 30, 2006, was 88.9% compared to 87.7% for the same period in 2005.
Office property same-store net operating income (“NOI”) declined (1.8%) for the nine months ended September 30, 2006, from the same period in 2005 for the 26.8 million square feet of office property space owned during both periods. Average economic occupancy for these same-store properties for the nine months ended September 30, 2006, was 88.4% compared to 87.8% for the same period in 2005.
-Total Portfolio Occupancy -
As of September 30, 2006, leased occupancy was 91.8%, and economic occupancy was 89.8%.
- Leasing Activity -
Crescent leased 1.3 million net rentable square feet during the three months ended September 30, 2006, of which 0.8 million square feet were renewed or re-leased. The weighted average full service rental rate (which includes expense reimbursements) increased 3% from the expiring rates for the leases of the renewed or re-leased space. All of these leases have commenced or will commence within the next twelve months. Tenant improvements related to these leases were $1.43 per square foot per year, and leasing costs were $1.03 per square foot per year.
The Company leased 3.8 million net rentable square feet during the nine months ended September 30, 2006, of which 2.1 million square feet were renewed or re-leased. The weighted average full service rental rate (which includes expense reimbursements) increased 2% from the expiring rates for the leases of the renewed or re-leased space. All of these leases have commenced or will commence within the next twelve months. Tenant improvements related to these leases were $1.90 per square foot per year, and leasing costs were $1.12 per square foot per year.
- Lease Termination Fees -
Crescent earned $8.6 million and $32.8 million of lease termination fees during the three months and nine months ended September 30, 2006, respectively. This compares to $5.3 million and $7.9 million of lease termination fees earned during the three months and nine months ended September 30, 2005, respectively. The increase in lease termination fees is primarily the result of accelerated termination fees due to releasing of space previously occupied by El Paso Corporation in Greenway Plaza in Houston, TX. Crescent’s policy is to exclude lease termination fees from its same-store NOI calculation.
Disposition
On September 26, 2006, Crescent sold Four Westlake Park, a 561,065 square-foot office property in Houston, TX, in which Crescent owned a 20% stake in a joint venture with a pension fund. The office property was sold for $122 million, or $217 per square foot. Crescent recognized in net income a gain on the sale of $24.2 million. Included in this gain is $14.7 million, which is attributable to Crescent’s promoted interest and is recognized in FFO, as adjusted, as of September 30, 2006.
Development
Paseo Del Mar, a 232,330 square-foot office property in the Del Mar Heights submarket of San Diego, CA, was completed and placed into service in August 2006. Crescent owns an 80% interest in the property through a joint venture with JMI Realty. The property is currently 70% leased.

Resort Residential Development Segment (23% of Gross Book Value of Real Estate Assets as of September 30, 2006)
Operating Results
Crescent’s overall resort residential investments generated $1.5 million and $5.8 million in FFO for the three and nine months ended September 30, 2006. Year-to-date 2006 results are lower than expected due to delayed residential sales and increased construction costs.
Luxury Resorts and Upscale Business-Class Hotels (10% of Gross Book Value of Real Estate Assets as of September 30, 2006)
As a result of the redevelopment of Park Hyatt Beaver Creek Resort & Spa, the resort property is being excluded from same-store results and operating statistics. Crescent reports operating results in this press release for its two fully operational luxury resorts and its three upscale business-class hotels and assuming 100% ownership without adjusting for joint-venture interests.
- Same-store NOI -
For the three months ended September 30, 2006, Crescent generated same-store NOI of $9.4 million, which is a 12% increase from $8.4 million generated for the same period in 2005.
For the nine months ended September 30, 2006, Crescent generated same-store NOI of $23.6 million, which is a 21% increase from $19.6 million generated for the same period in 2005.
- Operating Statistics -
The average daily rate increased 11%, and revenue per available room increased 9% for the three months ended September 30, 2006, compared to the same period in 2005. Weighted average occupancy was 75% for the three months ended September 30, 2006, compared to 77% for the three months ended September 30, 2005.
The average daily rate increased 12%, and revenue per available room increased 14% for the nine months ended September 30, 2006, compared to the same period in 2005. Weighted average occupancy was 75% for the nine months ended September 30, 2006, compared to 74% for the nine months ended September 30, 2005.
Temperature-Controlled Logistics Segment (11% of Gross Book Value of Real Estate Assets as of September 30, 2006)
Crescent’s investment in temperature-controlled logistics properties generated $2.4 million and $7.6 million in FFO for the three and nine months ended September 30, 2006. This compares to $4.6 million and $11.5 million of FFO generated for the three months and nine months ended September 30, 2005. Compared to the prior year, lower earnings is primarily the result of 2005 FEMA business in the wake of Hurricane Katrina and the write-off of deferred financing costs related to the refinancing in second quarter 2006.
Mezzanine Investment Activity
Year-to-date 2006 through the date of this release, Crescent had invested $63.8 million in mezzanine investments, all of which float over LIBOR at an average current yield of 14.4%.
Year-to-date 2006 through the date of this release, Crescent had received $56.4 million, including $6.2 million of prepayment fees, for the full repayment of two mezzanine investments.
OTHER
On October 13, 2006, Crescent announced that its Board of Trust Managers had declared cash dividends of $0.375 per share for its Common Shares, $0.421875 per share for its Series A Convertible Preferred Shares, and $0.593750 per share for its Series B Redeemable Preferred Shares. The dividends are payable November 15, 2006, to shareholders of record on October 31, 2006.

FUNDS FROM OPERATIONS
Funds from operations is a supplemental non-GAAP financial measurement used in the real estate industry to measure and compare the operating performance of real estate companies, although those companies may calculate funds from operations in different ways. The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations as Net Income (Loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of depreciable operating property, excluding extraordinary items (determined by GAAP), excluding depreciation and amortization of real estate assets, and including the impact of adjustments for unconsolidated partnerships and joint ventures.
Crescent’s FFO, as adjusted, follows the NAREIT definition, but is adjusted to (i) exclude the impact of impairment charges and debt extinguishment charges related to the sale of real estate assets and (ii) include the impact of gains on sale of developed operating properties and promoted interests. Crescent provides this additional calculation of FFO, as adjusted, because management utilizes it in making operating decisions and assessing performance, and to assist investors in assessing the operating performance of Crescent. A reconciliation of Crescent’s FFO before and after such adjustments to GAAP net income is included in the financial statements accompanying this press release and in the “Third Quarter 2006 Supplemental Operating and Financial Data” located on Crescent’s website. FFO should not be considered an alternative to net income.
SUPPLEMENTAL OPERATING AND FINANCIAL DATA
Crescent’s Third Quarter 2006 Supplemental Operating and Financial Data report is available on Crescent’s website (www.crescent.com) in the investor relations section. To request a hard copy, please call Crescent at (817) 321-1478.
CONFERENCE CALL, WEBCAST AND PRESENTATION
Crescent will also host a conference call and audio webcast, both open to the general public, at 10:00 A.M. Central Time on Tuesday, November 7, 2006, to discuss the third quarter results and provide a company update. In addition, Harry Frampton, our resort residential partner, will be on the conference call to discuss the resort residential markets. To participate in the conference call, please dial (877) 392-0083 domestically or (706) 679-3110 internationally, or you may access the audio webcast on Crescent’s website (www.crescent.com) in the investor relations section. A replay of the conference call will be available through November 14, 2006, by dialing (800) 642-1687 domestically or (706) 645-9291 internationally with a passcode of 2747538.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by terms such as “believe”, “expect”, “anticipate” and “may”.
Although Crescent believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Crescent’s actual results could differ materially from those described in the forward-looking statements.
The following factors might cause such a difference:
•	The results of the Company’s review of its strategic alternatives;
•	Crescent’s ability, at its office properties to timely lease unoccupied square footage and timely re-lease occupied square footage upon expiration or termination on favorable terms, which continue to be adversely affected by existing real estate conditions (including the vacancy levels in particular markets, decreased rental rates and competition from other properties) and may also be adversely affected by general economic downturns;
•	Adverse changes in the financial condition of existing office customers and the ability of these office customers to pay rent;
•	Lack of control and limited flexibility in dealing with Crescent’s jointly owned investments;

•	The ability of Crescent to reinvest available funds at anticipated returns and consummate anticipated office acquisitions and dispositions on favorable terms and within anticipated time frames;
•	The ability of El Paso Energy to satisfy its obligations to pay rent and termination fees in accordance with the terms of its agreement with Crescent;
•	The concentration of a significant percentage of Crescent’s office assets in Texas;
•	The ability of Crescent’s resort residential segment to develop, sell and deliver units and lots within anticipated time frames and within anticipated profit margins;
•	Deterioration in the market or in the economy generally and increases in construction cost associated with development of residential land or luxury residences, including single-family homes, town homes and condominiums;
•	Financing risks, such as Crescent’s ability to generate revenue sufficient to service and repay existing or additional debt, increases in debt service associated with increased debt and with variable-rate debt, Crescent’s ability to meet financial and other covenants, liquidity risks related to the use of warehouse facilities governed by repurchase agreements to fund certain of our mezzanine investments, and Crescent’s ability to consummate financings and refinancings on favorable terms and within any applicable time frames;
•	Deterioration in Crescent’s resort/business-class hotel markets or in the economy generally and increase in construction cost associated with the development of resort/hotel properties;
•	The inherent risk of mezzanine investments, which are structurally or contractually subordinated to senior debt, may become unsecured as a result of foreclosure by a senior lender on its collateral, and are riskier than conventional mortgage loans;
•	The existence of complex regulations relating to Crescent’s status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and
•	Other risks detailed from time to time in Crescent’s filings with the SEC.
Given these uncertainties, readers are cautioned not to place undue reliance on such statements. Crescent is not obligated to update these forward-looking statements to reflect any future events or circumstances.
ABOUT CRESCENT
Crescent Real Estate Equities Company (NYSE: CEI) is a real estate investment trust headquartered in Fort Worth, Texas. Through its subsidiaries and joint ventures, Crescent owns and manages a portfolio of 74 premier office buildings totaling 30 million square feet located in select markets across the United States with major concentrations in Dallas, Houston, Austin, Denver, Miami, and Las Vegas. Crescent also strategically invests in resort-residential developments in locations such as Scottsdale, AZ, Vail Valley, CO, and Lake Tahoe, CA; in destination resorts such as Fairmont Sonoma Mission Inn® in Sonoma, CA; and in the wellness lifestyle leader, Canyon Ranch®. For more information, visit Crescent’s Web site at www.crescent.com.
FOR MORE INFORMATION
Jane E. Mody, Managing Director, Capital Markets, (817) 321-1086
Jennifer Terrell, Investor & Media Relations Manager, (817) 321-1464